SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 10, 2011

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York		10286
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On August 10, 2011, The Bank of New York Mellon Corporation (the “company”) issued a press release outlining expense reduction plans impacting approximately 1,500 positions or approximately 3 percent of the company’s global workforce of 48,900. A copy of this press release is attached as Exhibit 99.1. The company expects to lessen any impact of the reduction of current staff by taking advantage of natural turnover, implementing an immediate hiring freeze across much of the company and reducing the use of temporary workers, consultants and contractors. Related to these actions, the company plans to take a restructuring charge that is expected to be more than offset by a gain on the previously-announced sale of the company’s interest in ConvergEx. The closing of the ConvergEx transaction and the restructuring charge are expected to occur in the second half of 2011.

The information presented in this Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the company’s expectations with respect to its expense reduction initiative. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the company’s control). Factors that could cause the company’s results to differ materially can be found in the risk factors set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the company’s other filings with the Securities and Exchange Commission.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Exhibit Number	Description

99.1	Press release dated August 10, 2011 announcing the matter referenced in Item 8.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: August 10, 2011	By:	/s/ Arlie R. Nogay
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press release dated August 10, 2011.	Filed herewith